Exhibit 23.1

Ohrlings

PricewaterhouseCoopers AB
SE-11397 Stockholm, Sweden
Visiting address: Torsgatan 21, 7th floor
Telephone +46 8 555 330 00
Facsimile +46 8 555 330 01
www.pwc.com/se

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2006 relating to the financial statements and financial tables of Telefonaktiebolaget LM Ericsson, which appears in Telefonaktiebolaget LM Ericsson’s Annual Report on Form 20-F for the year ended December 31, 2005.

PricewaterhouseCoopers AB

Stockholm, Sweden

April 24, 2007